Exhibit 10.1

Finance, Security, and AR AP Monetization Agreement

This Finance, Security and AR AP Monetization Agreement (hereinafter referred to as the “FSM”) is entered into this March 6,of 2020 by and between H&H COFFEE GROUP EXPORT CORP., of 980 West 23 Street, Hialeah, Florida, 33010 and H&H EXPORT Y CIA. LTDA., located at Beneficio La Pita km 117 ½ Carretera Matagalpa Matagalpa, Nicaragua (hereinafter collectively referred to as “H&H”) and CLR ROASTERS, INC (Hereinafter referred to as “CLR”). of 2131-41 NW 72 Avenue, Miami, Florida, (hereinafter referred to as "CLR"). Either may be referred to in the singular as Party or collectively as Parties.

WHEREAS, the Parties have previously entered into that certain Sourcing and Supply Agreement dated March 31, 2019, a copy of which is attached hereto as Exhibit 1; and

WHEREAS, the Parties, as provided for within the Sourcing and Supply Agreement delivered various amounts of green coffee as outlined and within the terms of said agreement; and

WHEREAS, H&H, acting as the agent for various growers of green coffee (the “ Independent Producers”) had green coffee delivered to CLR from the Independent Producers for the 2019 green coffee program. CLR acquired ownership of the raw green coffee beans and delivered the processed coffee beans to various buyers. CLR accumulated an Accounts Payable Balance due to the Independent Growers/H&H Representative for approximately $22.0 million which was outstanding as of 12/31/2019; and

WHEREAS, CLR milled and sold to H&H green coffee, with H&H selling the green coffee to various customers, with a significant amount of these sales being sold to various government agencies accumulating an Account Receivables Balance owed to CLR in the amount of approximately $30.1 Million; and

WHEREAS, CLR advanced to H&H and Siles operating capital, and amounts are owed to CLR for interest, loans, advances, and other fees for approximately $3.0 million during 2019 which are secured by of the Additional Collateral ( as defined below); and

WHEREAS, H&H has been advised that the Independent Producers that the Independent Producers are not able to finance green coffee for the 2020 green coffee program as was the case for the 2019 green coffee program, with the independent producers requiring payment upon delivery of the green coffee for the 2020 growing season. Further, alternate financing for the program has been arranged to continue the green coffee program into 2020 and beyond.

TERMS AND CONDITIONS

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the Parties agree as follows:

1.
H&H has entered into a $46,500,000 credit facility with Multiagro & CIS LTD, a division of Flores Zeldon Importer and Exporter, LTD, a Nicaraguan Agency (“Agency”) to finance the 2020 green coffee business and to insure payment of 2019 Accounts Receivables held by CLR.

2.
Under the terms of the lending agreement and arrangements that H&H and CLR Subsidiary, Siles,entered with the Agency, the Agency has agreed to advance, on behalf of H&H, approximately $22.0 million ,which advance shall reduce the Accounts Receivables due to CLR from H&H and shall be used by CLR to payoff its payables owed to the Independent Producers. The payment of these funds is for partial repayment of the Account Receivable owed by H&H to CLR. The remaining Accounts Receivable owed to CLR after payment of the advance shall be referred to as the “Accounts Receivable Balance”

3.
CLR and H&H has agreed to allow the Agency to directly pay off and extinguish CLR’s Accounts Payables, and the Agency has directly paid off and extinguished, CLR’s Accounts Payables obligation S owed to the Independent Producers, for the 2019 growing season, insuring that the Accounts Payable obligation is fully paid down and that the Independent Producers will for the 2020 growing season continue to deliver green coffee beans to the CLR mill for processing and resale with payment due from H&H upon delivery of the processed beans.

4.
The credit facility provides for the purchase by the Agency (the “Agency Coffee Beans”) of 495,000 Quintals (49,500,000 Pounds) of green coffee for the 2020 growing season. H&H and CLR agree to allow the Agency, to directly disburse funds owed as payment for the Agency Coffee Beans to the Independent Producers upon presentation by the Independent Producers that green coffee has been delivered and quantities verified and confirmed that the coffee is in the care, custody and control of CLR. The credit facility interest and fees will be paid at a rate of 4 cents a pound.

5.
The Accounts Receivables that was owed by H&H to CLR in the amount of $30.1 Million is an integral part of this Finance, Security and AR/AP Monetization Agreement funding provided by the Agency in cooperation with Parties. Given the Agency has paid and extinguished CLR’s Accounts Payables obligation owed to the Independent Producers, the Agency has requested the Account Receivables Balance owed by H&H to CLR be paid down during the 2020 season as CLR processes and sells green coffee beans to its customers during the 2020 growing season. It is agreed that via a reduction on the loan amount from the agency and the invoice amount from H&H and or the Producers to CLR, at a rate of .225 per pound of green coffee shipped, of the 2020 sales amounts billed by CLR to CLR’s customers , that this amount will be paid to CLR and applied to the outstanding 2019 Accounts Receivable balance owed by H&H to CLR. All payments will occur upon receipt delivery of processed green coffee to CLR’s customers with H&H providing verification of the quantities invoiced.

6.
H&H represents that the Agency and related parties to the Agency is obligated to pay CLR the approximately $30.1 million Accounts Receivable balance described above and that the $22.0 million dollar payment by the Agency to the Independent Producers is representation of this obligation and the payment to the Independent Producers resembles a show of good faith by the Agency and its related parties. The Agency, in consideration of the payment to the Independent Producers and the establishment of the $46,500,000 line of credit to H&H, of which $22.0 million has been paid to the Independent Producers on behalf of CLR, has required that CLR leave the respective Accounts Receivable balance as collateral to secure the credit line as green coffee inventory is accumulated at Siles and assigned to CLR. This balance will be referenced as\ “Additional Collateral”.

7.
The Additional Collateral, as described above, will be released to CLR as CLR ships the processed green coffee to its customers. CLR’s share of the Additional Collateral (the A/R) will be paid via a reduction on invoice amount to CLR at a rate of .225 per pound of green coffee shipped. Providing the 49,500,000 pounds acquired for the 2020 season is all shipped by CLR in 2020 the entire $30.1 million Account Receivable, including the Additional Collateral, would be recouped by CLR by the end of the year 2020. The Parties agree that CLR will continue to receive the .225 per invoice reduction until the entire additional collateral amount is recouped by CLR.

8.
CLR and H&H agree that for the 2020 growing season, an outstanding Accounts Receivable due from H&H for approximately 27% of its 2020 gross billing amount will be outstanding as of the end of the 2020 growing season. (this is in effect CLR’s required contribution to the financing agreement).

9.
H&H understands and acknowledges that there will be no payments made under the profit-sharing agreement until CLR’s Additional Collateral is recouped and released to CLR, including the $5 million note for hedging and all interest and fees related to 2019 green coffee program. Further, the parties acknowledge that the Sourcing, Supply, and Service agreement executed in March 31, 2019 and any amendments thereto will remain in full force and effect where applicable.

Representations and Warranties:

1.
H&H represents and warranties, as the agent for the Producers, that all obligations outlined on Exhibit “A“ has been satisfied and paid in full.

2
H&H represents and warranties that its obligation to pay CLR the Additional Collateral balance of $30.1 million will continue going until this amount is paid in full.

3.
H&H represents and warranties that is will continue to provide logistics and support to Producer(s) in delivering their harvested green coffee to the Parties Mills. H&H will arrange for Independent Producer(s) to assign and release title of their coffee to CLR upon delivery of said coffee to the Parties Mills

4.
H&H herby represents and warranties and guarantees to CLR that it shall be the sole obligation of H&H to keep accurate records of receipts of all coffee, advances to Producers against their specific coffee if any, loan advances and tracking from the credit facility, any service costs provided on Independent Producers coffee including freight, shipping, import and export fees, taxes, interest charges and any other applicable fees or charges along with any fees that are paid directly to the Producers or the Agency. (Hereinafter referred to as the “Settlement Charges”). An accounting of these Settlement Charges will be promptly submitted to CLR by H&H at the time the Independent Producers final settlement is negotiated, and their coffee commodity is paid for by CLR.

GENERAL

1
ASSIGNMENT: BINDING EFFECT. This Agreement and the rights of CLR hereunder may be assigned by CLR.

EXECUTION. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Execution and delivery of this Agreement by delivery of a facsimile copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

NOTICES. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid:

(a)       If to CLR, addressed to it at:
2141 NW 72nd Avenue
Miami, Florida 33122

(b)      If to: H&H addressed to it at:
980 West 23 Street
Hialeah, Florida, 33010

4
APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO SUCH STATE'S CONFLICTS OF LAWS OR CHOICE OF LAW RULES. H&H HEREBY WAIVES WITH FULL KNOWLEDGE THAT IT IS DOING SO, THE RIGHT TO HAVE ANY MATTER LITIGATED IN OR HAVE THE LAW OF NICARAGUA APPLIED IN ANY WAY TO THE ENFORCEMENT OF THE AGREEMENT OR ANY PROVISION THEREOF. THE PARTIES FURTHER AGREE THAT SHOULD THE NEED ARISE TO EXECUTE FURTHER DOCUMENTS EITHER IN THE SATE OF FLORIDA OR IN NICARAGUA TO GIVE FULL FORCE AND EFFECT TO THIS PARAGRAPH OR ANY OTHER PROVISION(S) OF THIS AGREEMENT UNDER THE LAWS OF THE STATE OF FLORIDA THAT THEY WILL DO SO IMMEDIATELY AND WITHOUT DELAY. VENUE SHALL BE PROPER IN MIAMI-DADE COUNTY, FLORIDA.

5
Neither Party hereto, shall be responsible for any losses or damages to the other occasioned by delays in the performance or non-performance of any of said Parties obligations when caused by acts of God, strike, acts of war, or other such acts which are beyond the reasonable control of said Party.

ATTORNEY’S FEES. In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

CONSTRUCTION. The terms of this Agreement shall not be more strictly construed against one Party by virtue of having drafted the Agreement as both Parties have reviewed same and have had an opportunity to make changes thereto.

SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable its entirety in part or in its entirety for any reason, then the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is partially invalid or unenforceable, but that by limiting or performing such provision it would become valid and enforceable, then such provision shall be deemed to be rewritten, construed and enforced as so limited or reformed.

9
CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

10
NUMBER AND GENDER. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

11
ENTIRE AGREEMENT. This Agreement (including the schedules and annexes hereto) and the documents delivered pursuant hereto or in connection herewith constitute the entire agreement and understanding between the Parties and supersedes any prior agreement and understanding, written or oral, relating to the subject matter of this Agreement. H&H, , Hernandez and Orozco each acknowledge that they have (a) had the opportunity to seek the advice of independent counsel, including independent tax counsel, regarding the consequences of this Agreement; and (b) received no representations from CLR or its counsel regarding the legal consequences of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Parties.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

H & H COFFEE GROUP EXPORT, CORP.

/s/ Alain Hernadez
Signature

ALAIN HERNANDEZ

H&H EXPORT Y CIA. LTDA

/s/ Alain Hernadez
Signature

ALAIN HERNANDEZ

CLR ROASTERS, LLC

 /s/ David Briskie
Company Representative’s Signature

DAVID BRISKIE
Company Representative’s Printed Name